Exhibit 99

CITIZENS INDEPENDENT BANCORP

AND

THE CITIZENS BANK OF LOGAN

SHAREHOLDER LUNCHEON

OCTOBER 29, 2015

CITIZENS INDEPENDENT BANCORP

Year Over Year Pretax Net Income

Thru September 30

($000's)

	2015	2014
1. Net Income Before Tax	583	702

2. Non-recurring Items	(131)	(477)

5. Baseline Income	$452	$225

THE CITIZENS BANK OF LOGAN

CITIZENS LOGAN vs OHIO PEERS

Selected Performance Ratios

NAME	CITY	Assets	Earning Asset Yield	Cost of Funds	Net Interest Margin	Noncurr Assets +ORE to Assets	Noncurr Loans to Loans	Loan to Deposit	Core Leverage Capital

Ohio Peers $100 million - $300 million June 30, 2015	Average	172,388	4.11	0.49	3.61	1.16	1.54	82.02	12.36
	Median	152,922	4.09	0.48	3.53	0.82	0.95	81.12	10.59

Citizens Bank of Logan	09/30/14	198,091	4.34	0.65	3.80	4.41	5.15	79.50	7.42
	06/30/15	191,483	4.47		3.95	1.12	1.24	82.66	8.47
	09/30/15	189,928	4.52	0.61	4.01	0.92	0.95	85.40	8.61

THE CITIZENS BANK OF LOGAN

SEVERAL WAYS TO LOOK AT OUR LOAN HISTORY

Nonperforming Loans
9000000
8000000
7000000
6000000
5000000
4000000
3000000
2000000
1000000
0
12/31/13
12/31/14
9/30/15

Classified Loans
12000000
10000000
8000000
6000000
4000000
2000000
0
12/31/13
12/31/14
9/30/15

Criticized Loans
25000000
20000000
15000000
10000000
5000000
0
12/31/13
12/31/14
9/30/15

Performing vs Nonperforming Loans at 12/31/2014
5.3%
94.7%
Nonperforming Loans
Performing Loans

Performing vs Nonperforming Loans at 9/30/2015
0.9%
99.1%
Nonperforming Loans
Performing Loans

Classified vs Non-Classified Loans at 12/31/2014
6.6%
93.4%
Classified Loans
Non-Classified Loans

Classified vs Non-Classified Loans at 9/30/2015
3.5%
96.5%
Classified Loans
Non-Classified Loans

Criticized vs Non-Criticized Loans at 12/31/2014
10.3%
89.7%
Criticized Loans
Non-Criticized Loans

Criticized vs Non-Criticized Loans at 9/30/2015
6.0%
94.0%
Criticized Loans
Non-Criticized Loans

THE CITIZENS BANK OF LOGAN

A HISTORY OF OUR LOAN QUALITY ISSUES

	12/31/13	03/31/14	06/30/14	09/30/14	12/31/14	03/31/15	06/30/15	09/30/15
Nonperforming Loans	$ 7,788,344	$ 8,272,331	$ 7,864,446	$ 7,588,398	$ 7,729,408	$ 6,302,763	$ 1,765,783	$ 1,365,429
Classified Loans (6/7)	$ 8,600,169	$ 9,090,976	$ 8,717,321	$ 9,815,300	$ 9,725,106	$ 9,591,242	$ 6,130,992	$ 5,158,757
Criticized Loans (5/6/7)	$ 23,627,542	$ 22,508,076	$ 18,119,064	$ 15,854,107	$ 15,154,407	$ 12,565,475	$ 9,828,158	$ 8,775,339

Nonperforming Loan - a loan that is in default or close to being in default.

Classified Loan - Any bank loan that is in danger of default. Classified loans have unpaid interest and principal outstanding, and it is unclear whether the bank will be able to recoup the loan proceeds from the borrower.

Criticized Loans - loans with payments in arrears and those for which payment is considered uncertain. Criticized loans include classified loans.

Texas Ratio
	12/31/13	03/31/14	06/30/14	09/30/14	12/31/14	03/31/15	06/30/15	09/30/15
Citizens Bank of Logan	60.6%	58.8%	48.4%	47.0%	45.4%	35.2%	11.9%	9.6%
Peer Group	11.4%	10.7%	10.2%	13.0%	12.2%	10.9%	10.4%

Texas Ratio is Non-performing Assets + OREO divided by Loan Loss Reserve + Equity

Texas ratio is a measure of a bank's credit troubles. The higher the Texas ratio, the more severe the credit troubles

CITIZENS INDEDPENDENT BANCORP

The Holding Company Has Debts to Pay

Where we were last year

December 31, 2014

Principal	Rate	Maturity
$ 5,000,000	8.00%	12/29/15	Note AB
485,132	4.25%	06/25/19	Note S
662,370	4.75%	11/21/19	Note M
$ 6,147,502

Where we are now

September 30, 2015

Principal	Rate	Maturity
$ 1,626,109	8.00%	12/29/15	Note A
410,214	4.25%	06/25/19	Note S
571,032	4.75%	11/21/19	Note M
$ 1,644,547	6.00%	08/04/21	Note B
$ 4,251,902

Where we plan to be

December 31, 2015

Principal	Rate	Maturity
385,038	4.25%	06/25/19	Note S
540,324	4.75%	11/21/19	Note M
$ 1,644,547	6.00%	08/04/21	Note B
$ 2,569,909